Delaware

The First State

I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "EP FLOORS, INC.", CHANGING ITS NAME FROM "EP FLOORS, INC." TO "MARINE PARK HOLDINGS, INC.", FILED IN THIS OFFICE ON THE TWENTIETH DAY OF NOVEMBER, A.D. 2006, AT 6:04 O'CLOCK P.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

Harriet Smith Windsor, Secretary of State

3698479 8100

061066577

AUTHENTICATION: 5213039

DATE: 11-20-06

State of Delaware
Secretary of State
Division of Corporations
Delivered 06:27 PM 11/20/2006
FILED 06:04 PM 11/20/2006
SRV 061066577 - 3698479 FILE

STATE OF DELAWARE

CERTIFICATE OF AMENDMENT OF CERTIFICATE OF INCORPORATION OF EP FLOORS, INC.

EP FLOORS, INC. (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, by its officer named below, does hereby certify as follows:

FIRST: They by unanimous written action of the Board of Directors of the Corporation, resolutions were adopted setting forth a proposed amendment of the Certificate of Incorporation of the Corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of the Corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

> **RESOLVED**, that the Certificate of Incorporation be amended by changing Article FIRST thereof so that, as amended, said Article shall read in its entirety as follows:
>
> > **FIRST**: The name of the Corporation (hereinafter called the "Corporation") is MARINE PARK HOLDINGS, INC.

SECOND: That thereafter, in accordance with Section 228 of the General Corporation Law of the State of Delaware, pursuant to written action of shareholders holding a majority in interest of the outstanding shares of Common Stock of the Corporation, which represent more than the shares necessary to adopt such resolution by the shareholders of the Corporation, such amendment was adopted by the shareholders of the Corporation.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

FOURTH: That the capital of said Corporation shall not be reduced under or by reason of said amendment.

IN WITNESS WHEREOF, said Corporation has caused this Certificate to be signed this 20th day of November, 2006 by its authorized officer.

By: ______________________
David Stefansky, President